EXHIBIT 5.1

DLA Piper llp (us)
2000 University Avenue
East Palo Alto, California 94303-2248
www.dlapiper.com

T 650.833.2000
F 650.833.2001
December 17, 2009
Finisar Corporation
1389 Moffett Park Drive
Sunnyvale, California 94089

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Finisar Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, of $100,000,000 aggregate principal amount of 5.0% Convertible Senior Notes due 2029 (the “Notes”), and the shares of Common Stock, $0.001 par value (the “Common Stock”), of the Company issuable upon conversion of the Notes (the “Conversion Shares”). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company. In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares (such Registration Statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”) filed with the Securities and Exchange Commission on December 17, 2009.
     The Notes were issued pursuant to that certain Indenture, dated as of October 15, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
     (i) the Indenture;
     (ii) the form of the Notes attached as an exhibit to the Indenture;
     (iii) the Certificate of Incorporation and Bylaws, each as amended, of the Company, as in effect on the date hereof, certified as true, accurate and complete by the Secretary of the Company;
     (iv) the records of the proceedings and actions of the Board of Directors of the Company with respect to the transactions contemplated by the Indenture and Registration Statement, certified as true, accurate and complete by the Secretary of the Company; and
     (v) such other certificates, documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this opinion, subject to the limitations, assumptions and qualifications noted below.
     For purposes of this opinion, the term “Applicable Law” means those laws, rules and regulations of the State of California, the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the federal laws of the United States which, in our experience, are normally applicable to transactions of the type provided for in the Indenture and Registration Statement, but without our having made any special investigation concerning any other law, rule or regulation.
     In rendering the opinions set forth below, we have also assumed, without any independent investigation or verification, the following:

     (i) the Trustee is duly organized and validly existing and has the requisite power and authority (corporate, partnership or other) to execute and deliver, and to perform its obligations under, the Indenture, and to conduct its business;
     (ii) the Indenture has been duly authorized by and has been duly executed and delivered by the Trustee;
     (iii) the Indenture constitutes the legal, valid, binding and enforceable obligation of the Trustee;
     (iv) each person executing any such instrument, agreement, or other document on behalf of any such party (other than the Company) is duly authorized to do so;
     (v) the Trustee has duly authenticated and delivered the Notes;
     (vi) each natural person executing any such instrument, agreement, or other document is legally competent to do so;
     (vii) there are no oral or written modifications of or amendments or supplements to the Indenture or the Notes, and there has been no waiver of any of the provisions of such documents by actions or conduct of the parties thereto or otherwise; and
     (viii) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies conform to the original document (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies and telecopies) are genuine, and all public records reviewed are accurate and complete.
     We express no opinion as to the effect on the opinions herein stated of (i) the compliance or noncompliance of the holders of the Notes or the Trustee with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or nature of the holders of the Notes or the Trustee.
     Our opinion in Paragraph 1 is based solely on a certificate as to the good standing of the Company dated December 14, 2009, from the Delaware Secretary of State.
     Our opinion in Paragraph 4 is subject to the following additional assumptions and qualifications:
          (i) such opinion is subject to public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification or contribution;
          (ii) we express no opinion as to the enforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default;
          (iii) we express no opinion on the enforceability of any provisions of the Notes requiring any party to waive any procedural, judicial, or substantive rights or defenses, such as rights to notice, right to a jury trial, statutes of limitation, appraisal or valuation rights, and marshaling of assets, or any provisions purporting to waive any right to consequential or other damages;
          (iv) we express no opinion on the enforceability of any provisions permitting modifications of the Notes only if in writing, or stating that the provisions of the Notes are severable;
          (v) the provisions of the Notes which provide for jurisdiction of the courts of any particular jurisdiction may not be binding on the courts in the forums selected or excluded; and
          (vi) we express no opinion with respect to the availability of specific performance, injunctive relief, or other equitable remedies with respect to any of the provisions of the Indenture or the Notes.
     We render no opinion as to any agreement, document, certificate, or instrument, other than the Notes, that may be an exhibit to, or referred to in or contemplated by, the Indenture or the Registration Statement.

     We express no opinion as to the laws of any state or jurisdiction other than the laws of the State of California, the State of New York, the DGCL and the federal laws of the United States of America to the extent specifically referred to herein. Moreover, our opinion is based upon the current interpretation of Applicable Law and facts existing on the date hereof. We disclaim any obligation to advise you of any developments or changes in either the applicable law or facts that may occur after the date of this opinion.
     Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that, as of the date of this opinion:
     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
     2. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes and to consummate the transactions contemplated thereby.
     3. The Notes have been duly and validly authorized, executed and delivered by the Company.
     4. Assuming that the Notes were authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms thereof, the Notes constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the rights of creditors generally and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.
     5. The Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware.
     The opinions expressed in this opinion may not be relied on by any other person or in connection with any other transaction without our prior written approval.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement, as originally filed or as subsequently amended. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.
Very truly yours,
DLA Piper LLP (US)
/s/ DLA Piper LLP (US)